Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of System Medicine, Inc.

Tucson, Arizona

We have audited the accompanying balance sheet of System Medicine, Inc. (an S- Corporation and a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2006, and for the period from inception of operations (November 18, 2004) to December 31, 2006. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of System Medicine, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006, and for the period from inception of operations (November 18, 2004) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses, negative working capital and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments.

/S/ STONEFIELD JOSEPHSON, INC.

Los Angeles, California
October 15, 2007

SYSTEMS MEDICINE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

DECEMBER 31, 2006 AND JUNE 30, 2007 (UNAUDITED)

	December 31, 2006	June 30, 2007
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,569,959	$1,136,141
Other current assets	14,131	35,195

Total current assets	1,584,090	1,171,336
Licenses	—	991,999
Property and equipment, net	5,914	4,664
Other long-term assets	1,975	1,975

Total assets	$1,591,979	$2,169,974

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$229,511	$320,000
Accrued expenses	45,044	1,174,223
Convertible notes	2,405,000	3,920,000

Total current liabilities	2,679,555	5,414,223
Shareholders’ deficit:
Preferred stock, $.001 par value:
Authorized shares 5,000,000
Issued and outstanding shares - none at December 31, 2006 and June 30, 2007 (unaudited), respectively
Common stock, $.001 par value:
Authorized shares 15,000,000
Issued and outstanding shares - 3,943,750 and 4,193,750 (unaudited) at December 31, 2006 and June 30, 2007 (unaudited), respectively	3,944	4,194
Additional paid-in capital	549,896	616,396
Deficit accumulated during development stage	(1,641,416)	(3,864,839)

Total shareholders’ deficit	(1,087,576)	(3,244,249)

Total liabilities and shareholders’ deficit	$1,591,979	$2,169,974

See accompanying notes to the financial statements.

SYSTEMS MEDICINE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006 AND SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) and 2007 (UNAUDITED),

AND THE PERIOD NOVEMBER 18, 2004 (INCEPTION) TO DECEMBER 31, 2006 and JUNE 30, 2007 (UNAUDITED)

	Year ended December 31, 2006	November 18, 2004 (inception) to December 31, 2006	Six months ended June 30,		November 18, 2004 (inception) to June 30,
			2006	2007	2007
			(unaudited)	(unaudited)	(unaudited)
Revenues	$—	$—	$—	$—	$—

Operating expenses:
Research and development	296,782	335,248	91,650	1,426,550	1,761,798
General and administrative	1,052,027	1,210,367	440,665	723,456	1,933,823

Loss from operations	(1,348,809)	(1,545,615)	(532,315)	(2,150,006)	(3,695,621)

Other expense, net
Interest income	74,389	79,937	36,907	19,165	99,102
Interest expense	(162,441)	(175,738)	(77,573)	(92,582)	(268,320)

Other expense, net	(88,052)	(95,801)	(40,666)	(73,417)	(169,218)

Net loss	$(1,436,861)	$(1,641,416)	$(572,981)	$(2,223,423)	$(3,864,839)

Basic and diluted net loss per share	$(0.37)	$(0.48)	$(0.15)	$(0.54)	$(1.09)

Weighted average number of shares outstanding - basic and diluted	3,873,887	3,392,398	3,843,750	4,141,264	3,549,097

See accompanying notes to the financial statements.

SYSTEMS MEDICINE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD NOVEMBER 18, 2004 (INCEPTION) TO JUNE 30, 2007 (UNAUDITED)

		Per	Common Stock		Additional paid-in	Deficit accumulated during the development	Total shareholders’
	Date	Per share	Shares	Amount	capital	stage	equity (deficit)
Balance at November 18, 2004			—	$—	$—	$—	$—
Issuance of common stock to founders for cash	Feb-05	$0.148	2,025,000	2,025	297,975	—	300,000
Issuance of common stock to founders in exchange for concept plan	Feb-05	0.148	300,000	300	(300)	—	—
Issuance of common stock for cash	Mar-05	0.148	675,000	675	99,325	—	100,000
Issuance of common stock for cash	Jul-05	0.148	337,500	337	49,663	—	50,000
Issuance of common stock for cash	Sep-05	0.148	168,750	169	24,831	—	25,000
Issuance of common stock for cash	Oct-05	0.148	168,750	169	24,831	—	25,000
Issuance of common stock for cash	Nov-05	0.148	168,750	169	24,831	—	25,000
Net loss for the year ended December 31, 2005			—	—	—	(204,555)	(204,555)

Balance at December 31, 2005			3,843,750	3,844	521,156	(204,555)	320,445
Stock based compensation			—	—	3,840	—	3,840
Issuance of common stock for cash	Sep-06	0.250	100,000	100	24,900	—	25,000
Net loss for the year ended December 31, 2006			—	—	—	(1,436,861)	(1,436,861)

Balance at December 31, 2006			3,943,750	3,944	549,896	(1,641,416)	(1,087,576)
Stock based compensation (unaudited)			—	—	4,250	—	4,250
Issuance of common stock for strategic affiliation (unaudited)	Feb-07	0.250	250,000	250	62,250	—	62,500
Net loss year-to-date June 30, 2007 (unaudited)			—	—	—	(2,223,423)	(2,223,423)

Balance at June 30, 2007 (unaudited)			4,193,750	$4,194	$616,396	$(3,864,839)	$(3,244,249)

See accompanying notes to the financial statements.

SYSTEMS MEDICINE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2006 AND SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED) and 2007 (UNAUDITED),

AND THE PERIOD NOVEMBER 18, 2004 (INCEPTION) TO DECEMBER 31, 2006 and JUNE 30, 2007 (UNAUDITED)

	Year ended December 31, 2006	November 18, 2004 (inception) to December 31, 2006	Six months ended June 30,		November 18, 2004 (inception) to June 30,
			2006	2007	2007
			(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(1,436,861)	$(1,641,416)	$(572,981)	$(2,223,423)	$(3,864,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,377	1,647	484	9,251	10,898
Stock compensation expense	3,840	3,840	1,574	4,250	8,090
Stock issuance for strategic affiliation	—	—	—	62,500	62,500
Changes in operating assets and liabilities:
Other current assets	(4,131)	(14,131)	(5,842)	(21,064)	(35,195)
Other long-term assets	(1,975)	(1,975)	(1,400)	—	(1,975)
Accounts payable	210,409	229,511	130,130	90,489	320,000
Accrued expenses	7,622	45,044	(29,423)	1,129,179	1,174,223

Total adjustments	217,142	263,936	95,523	1,274,605	1,538,541

Net cash used in operating activities	(1,219,719)	(1,377,480)	(477,458)	(948,818)	(2,326,298)

Investing activities
Purchase of license	—	—	—	(1,000,000)	(1,000,000)
Purchases of property and equipment	(5,573)	(7,561)	(1,191)	—	(7,561)

Net cash used in investing activities	(5,573)	(7,561)	(1,191)	(1,000,000)	(1,007,561)

Financing activities
Proceeds from issuance of common stock	25,000	550,000	—	—	550,000
Proceeds from convertible notes	1,305,000	2,405,000	1,305,000	1,515,000	3,920,000

Net cash provided by financing activities	1,330,000	2,955,000	1,305,000	1,515,000	4,470,000

Net increase (decrease) in cash and cash equivalents	104,708	1,569,959	826,351	(433,818)	1,136,141
Cash and cash equivalents at beginning of period	1,465,251	—	1,465,251	1,569,959	—

Cash and cash equivalents at end of period	$1,569,959	$1,569,959	$2,291,602	$1,136,141	$1,136,141

Supplemental disclosure of cash flow information:
Income taxes paid	$—	$—	$—	$—	$—

Interest paid	$—	$—	$—	$—	$—

See accompanying notes to the financial statements.

SYSTEMS MEDICINE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO SYSTEMS MEDICINE, INC. FINANCIAL STATEMENTS

December 31, 2006

1. Description of Business and Summary of Significant Accounting Policies

Description of business

Systems Medicine, Inc. (Systems Medicine or the Company) is a development stage biopharmaceutical company focused on the treatment of cancer. The Company, with headquarters in Tucson, Arizona, was incorporated in the state of Delaware on November 18, 2004 and began operations in February 2005.

Systems Medicine is a development stage enterprise as the Company has not generated revenue from the sale of its products and its efforts have been devoted primarily to business development, technology assessment, license negotiations, key staff and consultant identification, strategic alliances creation and capital fundraising through June 30, 2007. Accordingly, the financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

Basis of Presentation

The accompanying unaudited financial information of Systems Medicine as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 and inception to June 30, 2007 has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the Company’s financial position at such date and the operating results and cash flows for such periods. Operating results for the six month period ended June 30, 2007 are not necessarily indicative of the result that may be expected for the entire year.

Going Concern

As reflected in the accompanying financial statements, the Company has losses from operations, negative cash flows from operations, a substantial shareholders’ deficit and current liabilities exceed current assets. These matters raise substantial doubt about the Company’s ability to continue as a going concern and fund cash requirements for operations through December 31, 2007. As more fully described in Note 5 - Convertible notes, the Company was able to raise cash in the quarter ended June 30, 2007. Notwithstanding success in raising capital, there continues to be substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, realization of assets and the satisfaction of liabilities is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and ultimately generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

During 2007, management has taken or has made plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	As described more fully in Note 5. - Convertible notes, the Company was able to raise cash during the year from an additional investment by 2007 convertible note holders.

•

Management anticipates raising additional future capital from its current convertible note holders, or other financing sources, that will be used to fund any capital shortfalls. The terms of any financing will likely be negotiated based upon current market terms for similar financings. No commitments have been received for additional investment and no assurances can be given that this financing will ultimately be completed.

Significant accounting policies

Cash and cash equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. Amounts at each financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2006 and June 30, 2007, the Company had $1,476,787 and $1,049,037 (unaudited) in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Research and development expenses

Research and development expenses include related salaries and benefits, clinical trial costs, contract and other outside service fees, and facilities and overhead costs related to our research and development efforts. Research and development expenses also consist of costs incurred for proprietary and collaboration research and development and include activities such as investigator-sponsored trials. Research and development costs are expensed as incurred. In instances where the Company enters into agreements with third parties for research and development activities, costs are expensed upon the earlier of when non-refundable amounts are due or as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables.

Property and equipment

Property and equipment are carried at cost, less accumulated depreciation. Depreciation commences at the time assets are placed in service and is calculated using the straight-line method over the estimated three year useful life of the assets.

Stock-based compensation

The Company applies Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (SFAS 123(R)) in accounting for its stock-based awards. SFAS 123(R) requires the recognition of compensation expense related to stock options under SFAS No. 123, Accounting for Stock-Based Compensation, effective with the first annual period beginning after June 15, 2005. Prior to the adoption by the Company of SFAS 123(R) at January 1, 2006, the Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock-based employee awards using the minimum value method for pro forma disclosures. SFAS 123(R) allows nonpublic entities that used the minimum value method of measuring equity share options or similar instruments for either recognition or proforma disclosure purposes under SFAS No. 123 to apply SFAS 123(R) prospectively to new awards and to continue to account for any portion of awards outstanding at the date of initial application using the accounting principals originally applied to those awards (either the minimum value method under SFAS No. 123 or the provisions of Opinion 25). Based on the foregoing and because the Company’s employee stock options are issued at exercise prices at least equal to fair value, no compensation expense has been recognized in the Company’s statements of operations for the employee stock options awarded prior to January 1, 2006.

Had compensation expense for the Company’s employee stock-based compensation for awards made prior to January 1, 2006 been determined based on the fair value at the grant date for awards under the Plan, consistent with the methodology prescribed under SFAS 123(R), the Company’s net loss would have approximated the amounts indicated below:

	December 31, 2006	Six months ended June 30,
		2006	2007
		(unaudited)	(unaudited)
Net loss as reported	$1,436,861	$572,981	$2,223,423
Compensation expense computed for equity awards using the fair value method as prescribed in FAS 123(R)	10,947	5,473	5,473

Pro forma net loss	$1,447,808	$578,454	$2,228,896

Stock compensation expense for options granted to non-employees has been determined in accordance with SFAS 123(R) and the Emerging Issues Task Force, or EITF, consensus in Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The fair value of options granted to non-employees is periodically remeasured as the underlying options vest.

Income taxes

Prior to January 1, 2007, the Company was taxed as an S Corporation under which deductions, if any, related to net losses from operations pass through to its stockholders for federal income tax purposes. Effective January 1, 2007, the Company’s tax status changed to that of a C Corporation. In accordance with SFAS 109, Accounting for Income Taxes, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Liabilities are provided in full; assets are recognized to the extent that they are more likely than not to be recovered. The Company recognized a valuation allowance against deferred tax assets to the extent that the recognition criteria have not been met.

Net loss per share

Basic net loss per share is calculated based on the net loss divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options and convertible securities. Diluted earnings per share assumes the conversion of all dilutive convertible securities, such as convertible debt using the if-converted method, and assumes the exercise or vesting of other dilutive securities, such as options using the treasury stock method. As of December 31, 2006, June 30, 2006 and June 30, 2007, options aggregating 660,000, 510,000 and 670,000 (unaudited) common equivalent shares, respectively, were not included in the calculation of diluted net loss per share as their effects on the calculation are anti-dilutive.

Fair value of financial instruments

At December 31, 2006 and June 30, 2007 (unaudited), the Company’s financial instruments are cash and cash equivalents, accounts payable and convertible notes. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature. The recorded values of convertible notes approximate their fair values, as interest approximates market rates.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. For example, estimates included assumptions used in calculating stock compensation expense, the useful lives of fixed assets, calculating the Company’s tax provision and related valuation allowance, and determining potential impairment of intangible assets. Actual results could differ from those estimates.

Advertising costs

Advertising and sales promotion costs are expensed as incurred. The Company recorded no advertising or sales promotions expense in its statements of operations during the year ended December 31, 2006 and the unaudited six-month periods ended June 30, 2006 and June 30, 2007.

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review or annually, whichever is sooner. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset held for use. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Recently issued accounting pronouncements

In July 2006, the FASB issued FASB Interpretation Number, or FIN, 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This interpretation will require that the Company recognize the effect of a tax position in its financial statements, if there is a greater likelihood than not of the position being sustained upon audit, based on the technical merits of the position. The provisions of FIN 48 are effective beginning January 1, 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of deficit. The Company’s adoption of FIN 48 at January 1, 2007 did not have a material impact on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, or SFAS 157, which provides guidance on how to measure assets and liabilities that use fair value. This statement clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 will apply whenever another generally accepted accounting principle requires, or permits, assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This statement will also require additional disclosures in both annual and quarterly reports. SFAS 157 is effective for fiscal years beginning after November 2007, and will be adopted by the Company beginning January 1, 2008. The Company is currently evaluating the potential impact this statement may have on its financial statements, but does not believe the impact of adoption will be material.

In September 2006, the SEC staff issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108. SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year’s financial statements are materially misstated. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company’s adoption of SAB 108 did not have a material impact on the Company’s results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115, or SFAS 159. The Statement permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently measured at fair value. Unrealized gains and losses on items for which the fair value option as been elected would be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements in order to facilitate comparisons between entities choosing different measurement attributes for similar types of assets and liabilities. SFAS 159 does not affect existing accounting requirements for certain assets and liabilities to be carried at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the requirements of SFAS 159 and has not yet determined the impact on its financial statements.

In June 2007, in EITF Issue 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, or EITF Issue 07-3, the Task Force addressed whether nonrefundable advance payments for goods or services that will be used or rendered for research and development activities pursuant to an executory contractual arrangement should be expensed when the advance payment is made or when the research and development activity has been performed. The Task Force concluded that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized and that such amounts should be recognized as an expense as the good are delivered or the related services are performed. EITF Issue 07-3 is effective for financial statements issued for fiscal years beginning after December 15, 2007 and earlier application is not permitted. The Company is currently evaluating the requirements of EITF Issue 07-3 as it relates to the Company’s financial statements beginning on January 1, 2008.

2. Property and equipment

Property and equipment consist of the following:

	December 31, 2006	June 30, 2007
		(unaudited)
Computer equipment	$7,561	$7,561
Less: accumulated depreciation	(1,647)	(2,897)

	5,914	4,664

Depreciation expense of $1,377 was recognized in the statements of operations for the year ended December 31, 2006. Depreciation expense of $484 and $1,250 was recognized in the statements of operations for the unaudited six-month periods ended June 30, 2006 and 2007, respectively.

3. Accrued liabilities

Accrued liabilities consist of the following:

Employee compensation and related expenses	$17,344	$43,350
Other general and administrative expenses	24,700	37,500
Other research and development expenses	3,000	1,093,373

	$45,044	$1,174,223

4. Contractual arrangements and commitments

The Company leases office space under operating leases. Rent expense for the year ended December 31, 2006 and for the unaudited six-month period ended June 30, 2007 was $9,689 and $8,940, respectively. In September 2007, the Company entered into an office space lease related to its new Scottsdale, Arizona facilities.

Future minimum lease obligations under these leases are as follows:

For the year ending December 31,
2007	$39,921
2008	87,959
2009	76,253
2010	68,251
2011	68,251
2012 and thereafter	51,188

Total minimum lease obligations	$391,823

In September 2005, the Company entered into a Patent Technology and License Agreement with the University of Texas MD Anderson Cancer Center (UTMDACC), which gave the Company a royalty-bearing exclusive license to manufacture, have manufactured, use, import, offer to sell, have sold and/or sell certain licensed products related to the Src technology. The Company is responsible for the maintenance and prosecution of all patents and patent applications assigned under the License Agreement. Sales of products under the License Agreement are subject to royalty payments based on predefined schedules. In September 2005 and September 2006, the Company paid $25,000 and $5,000 in nonrefundable license fees, respectively, and is required to pay additional license renewal fees up to $185,000 (unaudited) until the sale of the first product under the License Agreement. The term of the License is from the effective date until the expiration of all royalties obligations thereunder. Within three years from the effective date UTMDACC may terminate the Agreement if the Company has not filed an Investigational New Drug application with the FDA for at least one licensed product. Additionally, other termination rights are provided to both parties under the Agreement, subject to certain conditions.

In October 2006, the Company entered into a License Agreement with Nerviano Medical Sciences, S.r.l. (NMS), which became effective on May 20, 2007. The compound and product which are the subject of the License Agreement are brostallicin and pharmaceutical formulations containing brostallicin, respectively. During the six months ended June 30, 2007, the Company paid nonrefundable license fees in the amount of $1,000,000 (unaudited) and is amortizing the license to the statements of operations over the average expected life of the underlying patents, or from May 20, 2007 through October 2, 2021. During the six-month period ended June 30, 2007, the Company recognized $8,001 (unaudited) of license expense in its statements of operations, and at June 30, 2007 the unamortized balance of the license is $991,999 (unaudited). License fees of $2,000,000 (unaudited) are payable in October 2007. Milestone payments up to $80,000,000 (unaudited) are payable by the Company under the License Agreement based on the achievement of certain development results. Up to $40,000,000 (unaudited) of milestone payments are creditable against any royalty payments due under the License Agreement, such royalty payments based on a predefined schedule. Royalties shall be payable on a product-by-product, country-by-country basis until the later of: (a) the tenth anniversary of the first commercial sale in such country; or (b) the expiration of all valid claims covering the compound or the product, including their composition of matter or formulation or their method of manufacture or use, in such country. The License Agreement shall continue in full force until the expiration of the royalty terms. Upon expiration, but not termination, of the Agreement, the licenses granted to the Company thereunder shall become non-exclusive, fully-paid, irrevocable and perpetual. Termination rights are provided to both parties under the Agreement, subject to certain conditions.

In October 2006, concurrent with the License Agreement entered into with NMS, the Company entered into a Supply Agreement with NMS, under which NMS is to supply the Company at no cost currently available quantities of product for clinical use. Additionally, the Supply Agreement requires that NMS shall manufacture and supply to the Company sufficient quantities of the product for the Company to complete its preclinical and clinical development of the product and requires that the Company shall purchase from NMS, and NMS shall sell to, all requirements related to future sales of the product, both such supply requirements at a predefined pricing schedule. Termination rights are provided to both parties under the Agreement, subject to certain conditions.

5. Convertible notes

The following table summarizes the changes in the principal balances of our convertible notes during the year ended December 31, 2006 and the unaudited six-month period ended June 30, 2007:

7% Convertible Notes
Balance at January 1, 2006	$1,100,000
Issued	1,305,000
Converted	—

Balance at December 31, 2006	2,405,000
Issued (unaudited)	1,515,000
Converted (unaudited)	—

Balance at June 30, 2007 (unaudited)	$3,920,000

7.0% convertible notes

In October 2005, the Company issued a $1,100,000 principal amount 7% note. In January and February 2006, the Company issued $1,305,000 aggregate principal amount of its 7.0% notes. The $1,180,000 and $125,000 note principal balance and accrued interest thereon for the notes issued in January and February 2006, respectively, is due and payable in July 2007 and August 2007, respectively.

In May and June 2007, the Company issued $800,000 (unaudited) and $715,000 (unaudited) aggregate principal amount of its 7.0% notes, respectively. The $800,000 (unaudited) and $715,000 (unaudited) aggregate note principal balance and accrued interest thereon is due and payable in May 2008 and June 2008, respectively.

In the event that Company issues and sells shares of its Equity Securities to investors on or before the maturity date in an equity financing (a “Qualified Financing”), then the outstanding principal balance of each promissory note and all unpaid accrued interest thereon shall automatically convert into preferred equity of the Company. The October 2005 $1,100,000 convertible promissory note will convert at a price of $1.20 per share, while the remaining convertible promissory notes will convert at prices ranging from 87.5% to 90% of the price per share paid by the investors purchasing the Equity Securities, on the same terms and conditions as given to the investors. For purposes of each note, the term “Equity Securities” shall mean the Company’s preferred stock or any securities conferring the right to purchase the Company’s preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s preferred stock (excluding convertible notes), in each case issued in the Qualified Financing following the date hereof or issued pursuant to an optional note conversion, except that such defined term shall not include any security granted, issued and/or sold by the Company to any employee, director or consultant in such capacity.

As the Company is precluded from repaying the October 2005 $1,100,000 convertible promissory note and accrued interest thereon, if the note is not automatically converted upon a sale of the Company’s Equity Securities, the principal and all accrued interest thereon shall be converted into fully paid and nonassessable shares of a to-be-created series of the Company’s preferred stock on the maturity date of November 30, 2007, at a price of $1.20 per share. For all other notes, if they have not been extinguished via repayment at, or automatic conversion prior to, maturity, then on the maturity date, upon the election in writing by the Company at any time prior to the maturity date, the outstanding principal amount of each note, together with accrued and unpaid interest thereon, shall be converted into fully paid and nonassessable shares of a to-be-newly-created series of the Company’s preferred stock at predefined terms.

In the event of a liquidation, dissolution or winding up of the Company (a “Liquidation”) each note shall accelerate and all outstanding principal and unpaid accrued interest thereon shall become due and payable in cash (or, to the extent agreed upon by the Company and holder, in securities or other property of the type paid to holders of the Company’s capital stock in connection with the Liquidation) upon the effectiveness of the Liquidation.

The Company has evaluated the convertible notes using the guidance in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), to determine if the non-detachable conversion features are embedded derivatives requiring fair value accounting. The Company has specifically determined that the automatic conversion feature and the conversion feature at maturity are not derivative features. Both of these conversions features meet the exception qualifications of derivative features because they are both indexed to the Company’s own stock and would be classified in the stockholders’ equity section of the statement of financial position if they were stand alone instruments.

Additionally, the Company has evaluated the non-detachable conversion features in accordance with Emerging Issues Task Force Issue Nos. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion, and 00-27, Application of Issue 98-5 to Certain Convertible Instruments. Both non-detachable conversion features were determined to be contingent beneficial conversion options, requiring the Company to record the intrinsic value of the conversion options when and if the triggering event occurs and the contingencies resolved, using the commitment date fair value of the underlying stock in such intrinsic value calculations. The Company will record the fair value of the beneficial conversion features, if any, as interest expense and as an increase to additional paid-in capital when the triggering event occurs. As of June 30, 2007, the event to trigger the beneficial conversion feature of the notes had not occurred.

6. Capital stock

Common stock and additional paid-in capital

At inception the Company authorized 5,000,000 shares of Preferred Stock, par value $.001, and 15,000,000 shares of Common Stock, par value $.001.

During the year ended December 31, 2005, the Company issued 300,000 shares of Common Stock to founders in exchange for a concept plan, and 3,543,750 shares of Common Stock to founders in exchange for cash. In accordance with SEC Staff Accounting Bulletin Topic 5G, “Miscellaneous Accounting: Transfers of Nonmonetary Assets by Promoters or Shareholders”, which addresses transfers of nonmonetary assets to a company by its shareholders in exchange for stock, as the founders’ concept plan had no GAAP historical cost basis, the Company recorded the exchange as a debit to paid-in capital in the amount of the par value of the 300,000 shares issued, or $300. During the year ended December 31, 2006, the Company issued an additional 100,000 shares of its Common Stock to a founder in exchange for cash.

In February 2007, the Company issued 250,000 (unaudited) shares of Common Stock to a research institution in exchange for a strategic affiliation that includes research agreements and service contracts. The Company recorded $62,500 (unaudited) of expense in its statements of operations related to the issuance, such amount the Company’s estimate of the fair value of the stock issued using a fair market value price per share of $.25, based on the $.25 price per share paid at the last sale of the Company’s common stock equity in September 2006.

7. Stock-based compensation

Stock-based compensation expense

The Company applies Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (SFAS 123(R)) in accounting for its stock-based awards. SFAS 123(R) requires the recognition of compensation expense related to stock options under SFAS No. 123, Accounting for Stock-Based Compensation, effective with the first annual period beginning after June 15, 2005. Prior to the adoption by the Company of SFAS 123(R) at January 1, 2006, the Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock-based employee awards using the minimum value method for pro forma disclosures. SFAS 123(R) allows nonpublic entities that used the minimum value method of measuring equity share options or similar instruments for either recognition or proforma disclosure purposes under SFAS No. 123 to apply SFAS 123(R) prospectively to new awards and to continue to account for any portion of awards outstanding at the date of initial application using the accounting principals originally applied to those awards (either the minimum value method under SFAS No. 123 or the provisions of Opinion 25). As such and because the Company’s employee stock options are issued at exercise prices at least equal to fair value, no compensation expense related to the employee stock options awarded in the year 2005 has been recognized in the Company’s statements of operations for the years ended December 31, 2005 and 2006, respectively, and for the unaudited six-month period ended June 30, 2007.

Stock compensation expense for options granted to non-employees has been determined in accordance with SFAS 123(R) and the Emerging Issues Task Force, or EITF, consensus in Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The fair value of options granted to non-employees is periodically remeasured as the underlying options vest.

Under SFAS 123(R), stock-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Based on this, the Company’s stock-based compensation is reduced for estimated forfeitures at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to January 1, 2006, no forfeitures were estimated at the time of grant nor were there any actual forfeitures.

Stock-based compensation expense recognized under SFAS 123(R) related to employee and consultant stock options for the year ended December 31, 2006 and for the unaudited six-month periods ended June 30, 2006 and June 30, 2007 was $3,840, $1,574 and $4,250, respectively.

The following table summarizes stock-based compensation expense related to employee and consultant stock options under SFAS 123(R) for the year ended December 31, 2006 and the unaudited six-month periods ended June 30, 2006 and 2007, which was allocated as follows:

	Year ended December 31, 2006	Six months ended June 30,
		2006	2007
		(unaudited)	(unaudited)
General and administrative expense	$3,840	$1,574	$4,250

Stock-based compensation expense included in operating expense	$3,840	$1,574	$4,250

Stock-based compensation had a $3,840 effect on our net loss and a $(0.001) effect on basic and diluted net loss per share for the year ended December 31, 2006. Stock-based compensation had a $1,574 and $4,250 effect on our net loss and a $(0.000) and $(0.001) effect on basic and diluted net loss per share for the unaudited six-month periods ended June 30, 2006 and 2007, respectively.

SFAS 123(R) requires the disclosure of pro-forma information for periods prior to the adoption. The following table illustrates the effect on net loss and net loss per share for the year ended December 31, 2005 if we had recognized compensation expense for all share-based payments to employees based on their fair values:

Year ended December 31, 2005
Net loss, as reported	$204,555
Deduct: Total stock-based compensation expense determined under fair value based method for all awards	12,461

Proforma net loss	$217,016

Basic and diluted net loss per share:
As reported	$(0.06)
Proforma	$(0.07)

Fair value was estimated at the date of the grant using the Black-Scholes pricing model, with the following weighted average assumptions:

	Six months ended June 30, 2007	Year ended December 31, 2006	Six months ended June 30, 2006	Year ended December 31, 2005
	(unaudited)		(unaudited)
Risk-free interest rates	4.50%	4.72%	—	4.70%
Expected dividend yield	—	—	—	—
Expected life in years	7	7	—	7
Volatility	100.00%	100.00%	—	100.00%

The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities at maturity with an equivalent term. The Company has not declared or paid any dividends and does not currently expect to do so in the future. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on projected holding periods for unexercised shares. Consideration was given to the contractual terms of our stock-based awards, vesting schedules and expectations of future employee behavior. The Company has based its estimate of expected volatility of its share price on available information about the expected volatility of similar entities whose shares are publicly-traded, using information from the appropriate time periods after those entities went public. Factors taken into consideration to identify similar entities included the entities’ industry, life-cycle stage and size.

Our stock price volatility and option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes methodology and, ultimately, the expense that will be recognized over the life of the option. In accordance with Staff Accounting Bulletin No. 107, “Share-Based Payment”, as the Company had no historical exercise data on its options, the Company calculated the expected life of the options granted using a simplified method whereby the expected term is equal to the sum of the original contractual term plus the vesting term, divided by two. SFAS 123(R) requires that the Company recognize compensation expense for only the portion of options expected to vest. As the Company had no historical forfeiture data on its options, the Company applied an estimated forfeiture rate of zero. If the actual number of forfeitures differs from our estimates, additional adjustments to compensation expense may be required in future periods.

Stock compensation expense for options granted to non-employees has been determined in accordance with SFAS 123(R) and EITF 96-18 at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The fair value of options granted to non-employees is periodically remeasured as the underlying options vest.

No tax benefits were attributed to the stock-based compensation expense because a valuation allowance was maintained for substantially all net deferred tax assets.

Stock Options

In February 2005, the Company adopted the 2005 Employee Stock Plan (the “Plan”), reserving 1,150,000 Common Stock shares for grant of incentive and nonqualified restricted stock and option awards to employees, directors, officers and key consultants of the Company.

The exercise price per share of Common Stock for option awards made under the Plan shall be set by the Board of Directors, provided that the exercise price for any incentive stock option may not be less than the fair market value at the grant date. Incentive stock options may only be granted to employees (including officers and directors who are also employees) of the Company. An incentive stock option may be granted to a person owning 10% or more of the outstanding Common Stock, provided that at the time such option is granted the exercise price per share of Common Stock shall not be less than 110% of the fair market value and such option by its terms is not exercisable after the expiration of five (5) years from the grant date.

The Plan is administered by the Compensation Committee of the Board of Directors, which has the discretion to determine which employees, consultants and directors shall be granted options. The options are typically exercisable ratably over a four-to-five year period commencing one year from the date of grant, and expire not more than 10 years from the date of grant. As of December 31, 2006, 490,000 shares of common stock were available for future grants and at June 30, 2007, 480,000 (unaudited) shares of common stock were available for future grants.

The following table summarized stock option activity for all of the stock option plans is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding at January 1, 2005	—	—
Granted	510,000	$0.15
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at December 31, 2005 (67,000 exercisable)	510,000	0.15
Granted	150,000	0.25
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at December 31, 2006 (169,000 exercisable)	660,000	0.17
Granted (unaudited)	10,000	0.25
Exercised (unaudited)	—	—
Forfeited (unaudited)	—	—
Expired (unaudited)	—	—

Outstanding at June 30, 2007 (unaudited)	670,000	0.17	8.38	$51,000

Vested or expected to vest at June 30, 2007 (unaudited)	670,000	0.17	8.38	51,000
Exercisable at June 30, 2007 (unaudited)	189,000	0.15	8.09	18,900

The weighted average exercise price of options exercisable at December 31, 2006 and 2005 was $.15 and $.15, respectively. The weighted average fair value of options granted was $.13, $.21 and $.21 during the years ended December 31, 2005 and 2006 and during the unaudited six-month period ended June 30, 2007, respectively.

In accordance with EITF 96-18, all equity instruments issued to non-employees are accounted for at the estimated fair value of the equity instruments. The value of the instrument is amortized to expense over the vesting period with final valuation measured on the vesting date. At December 31, 2006, June 30, 2006 and June 30, 2007, options to acquire 95,000, 75,000 (unaudited) and 95,000 (unaudited) shares of common stock, respectively, were accounted for based on their estimated fair values. We recorded compensation expense of $2,641, $1,574 and $1,366 for the year ended December 31, 2006 and the unaudited six-months ended June 30, 2006 and June 30, 2007, respectively, related to the issuances of these stock options.

The following table summarizes information about common stock options outstanding at December 31, 2006:

	Options Outstanding			Exercisable Options Outstanding (Without Restriction)
Range of exercise prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$.15—$.25	660,000	8.86	$0.17	169,000	$0.15

The following table summarizes information about common stock options outstanding at June 30, 2007 (unaudited):

	Options Outstanding			Exercisable Options Outstanding (Without Restriction)
Range of exercise prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
$.15—$.25	670,000	8.38	$0.17	189,000	$0.15

As of December 31, 2006 and June 30, 2007, the total remaining unrecognized compensation cost related to unvested stock options amounted to approximately $45,011 and $40,760 (unaudited), respectively, which will be amortized over the weighted-average remaining requisite service period of 3.3 years and 2.9 years (unaudited), respectively.

8. Income taxes

As of December 31, 2006, the Company had no operating loss carryforwards as the Company was taxed as an S Corporation from inception through December 31, 2006. During the period the Company was taxed as an S Corporation, net loss deductions passed through to the Company’s shareholders for income tax purposes, to the extent each shareholder’s basis was equal to or exceeded the allocated amount of the loss. Beginning January 1, 2007, the Company’s tax status changed to that of a C Corporation. At June 30, 2007, the Company had net operating loss carryforwards of approximately $790,000 (unaudited) and tax credit carryforwards of approximately $60,000 (unaudited). The loss and credit carryforwards, if not utilized, will expire in the year 2027.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and income tax reporting. The Company recognized a valuation allowance equal to net deferred tax assets due to the uncertainty of realizing the benefits of the assets. Our valuation allowance increased approximately $922,000 (unaudited) for the unaudited six-month period ended June 30, 2007.

Significant components of our deferred tax assets and liabilities as of June 30 are as follows:

June 30, 2007
(unaudited)
Deferred tax assets:
Net operating loss carryforwards	$316,043
Capitalized research and development	531,090
Research and development tax credit carryforwards	60,263
Stock based compensation	555
Other deferred tax assets	13,992

Total deferred tax assets	921,943
Less valuation allowance	(921,943)

Net deferred tax assets	$—

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

Description	Percent of Book Income
Book loss	(34.0)%
R&D credit	(2.7)%
Permanent differences	1.2%
Valuation allowance	41.5%
State taxes and other	(6.0)%

Net effective tax rate	0.0%

9. Related party

Translational Genomics Research Institute Foundation (TGen Foundation) is a stockholder of the Company and is affiliated with Translational Genomics Research Institute (TGen), such Institute party to a July 2007 Master Research Agreement with the Company. TGen Foundation is an affiliate of Translational Drug Development Services (TD2), which is a related party to a September 2005 Master Services Agreement with the Company. The Company recorded $200 and $4,123 of expense in its statements of operations during the year ended December 31, 2006 related to the TGen and TD2 Master Services Agreements, respectively.

Richard L. Love, Board chairman and Company stockholder, Steven Weitman, Company stockholder, and Daniel D. Von Hoff, Company director and Chief Medical Officer, are members of Medical Consultant Services, LLC (MCS), who is a party to a September 2005 Consulting Agreement with the Company. The Company recorded $114,907 and $66,589 of expense in its statements of operations during the year ended December 31, 2006 and the six month unaudited period ended June 30, 2007, respectively, related to the MCS Consulting Agreement.

Robert B. MacArthur is a stockholder of the Company and is a stockholder of Clinical Horizons Research, Inc. (CHR), which is a related party to an April 2005 General Services and Consulting Agreement with the Company. The Company recorded $110,825 and $70,271 of expense in its statements of operations during the year ended December 31, 2006 and the six month unaudited period ended June 30, 2007, respectively, related to the CHR General Services and Consulting Agreement. The account payable balance to CHR was $25,131 as of December 31, 2006.

Jeffrey E. Jacob is the President, Chief Executive Officer, Chief Financial Officer, Treasurer, a director and a stockholder of the Company, and his brother Rodney J. Jacob is manager of, and Enedina L. Jacob Exempt Trust (Rodney Jacob-Trustee) a member of, JFC Genomic Solutions, LLC, a June 2007 noteholder of the Company. The note payable balance to JFC Genomic Solutions, LLC was $300,000 as of June 30, 2007.

Jeffrey E. Jacob is a non-managing partner, and his brother Daniel Jacob a managing partner, of Viridis Partners, Ltd., a member of Effective Medical Solutions, LLC, a January 2006 noteholder of the Company. The note payable balance to Effective Medical Solutions, LLC was $1,180,000 and $1,180,000 as of December 31, 2006 and June 30, 2007, respectively.

10. Subsequent event

On July 31, 2007 Systems Medicine, Inc. completed a merger, in a stock for stock exchange, with and into Cell Therapeutics, Inc. (“CTI”), a public company listed on the Nasdaq National Market. To effectuate the merger, Cactus Acquisition Corporation and Saguaro Acquisition Company LLC were incorporated and organized, respectively, in the state of Delaware on July 17, 2007. On July 31, 2007, Cactus Acquisition Corporation merged with and into Systems Medicine, Inc. and then the surviving entity, Systems Medicine, Inc., was merged with and into Saguaro Acquisition Company LLC, with Saguaro Acquisition Company LLC the surviving entity, such name changed to Systems Medicine LLC.

Immediately prior to the merger, Systems Medicine, Inc. accelerated all unvested common stock options outstanding and, with the exception of the stock options held by non-qualified option holders, all vested and outstanding common stock options were immediately exercised into 610,000 shares of Company common stock. The Company recorded an additional $40,760 in compensation and consulting expense in July 2007 related to the acceleration of the unvested options. Additionally, immediately prior to the merger each Company convertible note outstanding and accrued interest thereon, with the exception of a July 2007 aggregate principal $2,000,000 convertible note between the Company and CTI, was converted at a price of $1.20 into 3,509,054 newly issued Company preferred stock shares, such preferred stock shares then converted, one for one, into 3,509,054 shares of the Company’s common stock. At the merger date, CTI issued 4,211,856 shares of CTI common stock in exchange for the 8,312,804 Systems Medicine, Inc. common stock shares then outstanding, ten percent of which issued shares placed into escrow until the first anniversary date of the merger.

As part of the merger with CTI, Systems Medicine, Inc.’s non-qualified common stock option holders received approximately $150,000 in cash consideration in exchange for the cancellation of ninety percent of their vested stock options, with the remaining ten percent of the value of the cancelled options placed into escrow until the first anniversary date of the merger.